EXHIBIT 99.1

Press Release                              Source: DigitalFX International, Inc.

DIGITALFX INTERNATIONAL, INC. ANNOUNCES Q4 '06 AND FULL YEAR '06 REVENUE GUIDANCE, AS WELL AS INITIAL 2007 REVENUE AND MARGINS GUIDANCE

FULL YEAR '06 REVENUE  GUIDANCE:  $22.5 MILLION;  INITIAL 2007 REVENUE GUIDANCE:
$50 MILLION - $60 MILLION


LAS VEGAS, NV--(MARKET WIRE)--Dec 4, 2006 -- DIGITALFX INTERNATIONAL, INC. ("DigitalFX" or the "Company") (OTC BB:DFXN.OB - NEWS), a digital communications and social networking company, announced today Q4 and full year '06 revenue guidance, as well as initial 2007 revenue and margins guidance.

DIGITALFX anticipates fourth quarter revenue of approximately $6.3 million, as compared to $2.2 million for Q4 '05 -- a 186% increase. DIGITALFX anticipates full year revenue of approximately $22.5 million, as compared to $5.1 million for full year 2005 -- a 341% increase.

The Company anticipates full year 2007 revenue of approximately $50 million to $60 million, with gross profit margins of approximately 80% and operating profit margins of approximately 10% - 15%.

About DigitalFX International, Inc.

DIGITALFX is a digital communications and social networking company. The Company develops and markets proprietary web-based social networking software applications, including video email, video instant messaging and live webcasting. DIGITALFX bundles its proprietary applications with other open source applications and sells them as an integrated suite through an Internet-based subscription model. The Company's Web 2.0 communication tools enable users to create, transcode, share, manage and store all forms of digital media content (i.e., photos, videos, music, documents). These innovative social networking applications are scalable, customizable and highly extendible.

Currently, the primary source of subscribers for these applications is the Company's social networking website, www.helloworld.com. DIGITALFX intends to aggressively expand its subscription base by offering its suite of communications tools to affinity groups, enterprises and other social networks, using its unique multi-tiered marketing program. By providing subscribers with its rich and expanding suite of collaborative applications, DIGITALFX is facilitating the rapidly accelerating trends in streaming media, social networking, on-demand collaboration and self-generated media publishing. With its dynamic marketing strategy and the ease of use of its products, the Company intends to simplify the digital lives of millions of subscribers.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks,


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uncertainties  and other  factors that may cause our actual  results,  levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. An example of a forward-looking statement includes anticipated completion of the beta testing of Company's new
5.0 product. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will,
materially   affect  actual   results,   levels  of  activity,   performance  or
achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

CONTACT:

         After Market Support, LLC
         Justin Davis
         Phone: (866) 441-DFXN (3396)
         jd@aftermarketsupport.com


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